EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Henry A. Fernandez, Chairman and Chief Executive Officer of MSCI Inc. (the “Registrant”) and Andrew C. Wiechmann, Chief Financial Officer of the Registrant, each hereby certifies that, to the best of his/her knowledge:
1.The Registrant’s Annual Report on Form 10-K for the period ended December 31, 2023 (the “Periodic Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Registrant at the end of the period covered by the Periodic Report and results of operations of the Registrant for the periods covered by the Periodic Report.
Date: February 9, 2024

/s/ Henry A. Fernandez	/s/ Andrew C. Wiechmann
Henry A. Fernandez	Andrew C. Wiechmann
Chairman and Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)